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                                                                       EXHIBIT 3

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                                   June 25, 2004

Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

      Re: Custodian Agreement dated June 29, 2001 between GMO Trust, on behalf of certain of its series, and Brown Brothers Harriman & Co. ("BBH") (the "Custodian Agreement"); Accounting Agency Agreement dated June 29, 2001 between GMO Trust, on behalf of certain of its series, and BBH (the "Accounting Agency Agreement"); 17f-5 Delegation Schedule dated June 29, 2001 between the Trust, on behalf of certain Funds, and BBH ("17f-5 Delegation Schedule")

Ladies and Gentlemen:

      GMO Trust (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "GMO Global Growth Fund" (the "New Fund"). The Trust (as defined in the Agreement) desires that you serve as (i) custodian of the assets of the New Fund under the terms of the Custodian Agreement; (ii) accounting agent of the New Fund under the terms of the Accounting Agency Agreement and (iii) delegate with respect to the assets of the New Fund under the terms of the 17f-5 Delegation Schedule.

      If you agree to so serve as the custodian, accounting agent and delegate for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under each of the Agreements. This letter agreement shall constitute an amendment to each of the Agreements and, as such, a binding agreement among the Trust and you in accordance with its terms.

                                          Very truly yours,
                                          GMO TRUST


                                          By ___________________________________
                                             Name:
                                             Title:

The foregoing is hereby
accepted and agreed.
BROWN BROTHERS HARRIMAN & CO.

By __________________________________
   Name:
   Title: